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EXHIBIT 11.01              COMPUTATION OF PER SHARE EARNINGS.

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
                                                Three Months Ended           Nine Months Ended
                                                   September 30                 September 30
                                           --------------------------    --------------------------
                                              1999           1998           1999           1998
                                              ----           ----           ----           ----
                                           (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
I.  CANADIAN GENERALLY ACCEPTED
    ACCOUNTING PRINCIPLES

(a)  BASIC EARNINGS PER SHARE
Net earnings (loss)                        $   (1,788)    $     (969)    $   (9,324)    $    1,711
Weighted average shares outstanding        90,715,040     89,152,540     90,715,040     89,152,540
                                           -------------------------     -------------------------
Basic earnings per share                   $    (0.02)    $    (0.01)    $    (0.10)    $     0.02
                                           =========================     =========================

(a) FULLY DILUTED EARNINGS PER SHARE
Net earnings (loss)                        $   (1,788)    $     (969)    $   (9,324)    $    1,711
Interest income from cash from
  stock options                                     2              -              6              -
                                           -------------------------     -------------------------
Adjusted net earnings (loss)               $   (1,786)    $     (969)    $   (9,318)    $    1,711

Weighted average shares outstanding        90,715,040     89,152,540     90,715,040     89,152,540
Stock options deemed exercised              1,983,333        125,000      1,983,333        125,000
                                           -------------------------     -------------------------
Adjusted weighted average shares
  outstanding                              92,698,373     89,277,540     92,698,373     89,277,540
                                           -------------------------     -------------------------
Fully diluted earnings per share           $    (0.02)    $    (0.01)    $    (0.10)    $     0.02
                                           =========================     =========================

II.  UNITED STATES GENERALLY ACCEPTED
     ACCOUNTING PRINCIPLES

(a)  BASIC EARNINGS PER SHARE
Net earnings (loss) per U.S. GAAP          $   (1,653)    $     (219)    $   (8,669)    $    4,386

Weighted average shares outstanding        90,715,040     89,152,540     90,715,040     89,152,540
Common stock equivalents - stock options    1,983,333        125,000      1,983,333        125,000
                                           -------------------------     -------------------------
Adjusted weighted average shares
  outstanding                              92,698,373     89,277,540     92,698,373     89,277,540
                                           -------------------------     -------------------------
Basic earnings per share                   $    (0.02)    $    (0.00)    $    (0.09)    $     0.05
                                           =========================     =========================

(b) FULLY DILUTED EARNINGS PER SHARE
Net earnings (loss) per U.S. GAAP          $   (1,653)    $     (219)    $   (8,669)    $    4,386

Weighted average shares outstanding        90,715,040     89,152,540     90,715,040     89,152,540
Stock options deemed exercised              1,983,333        125,000      1,983,333        125,000
Shares deemed repurchased                  (1,864,333)       (89,286)    (1,864,333)       (85,551)
                                           -------------------------     -------------------------
Adjusted weighted average shares
  outstanding                              90,834,040     89,188,254     90,834,040     89,191,989
                                           -------------------------     -------------------------
Fully diluted earnings per share           $    (0.02)    $    (0.00)    $    (0.10)    $     0.05
                                           =========================     =========================
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